EXHIBIT 99.1

SBS MINING CORP. MALAYSIA SDN BHD.

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2018

F-1

SBS Mining Corp. Malaysia Sdn Bhd.

Condensed Balance Sheets

	March 31,	June 30,
	2018	2017
Current Assets	(Unaudited)	*
Cash and bank balances	$4,752	$9,852
Prepayment	454	-
Other receivables and deposits	12,361	56,883
Deposit on Mineral Property	-	186,372
Total current assets	17,567	253,107
Non-Current Assets
Advances to third party	185,666	-
Plant and equipment	19,736	55,714
TOTAL ASSETS	$222,969	$308,821

Current Liabilities
Other payables and accruals	$57,532	$15,171
Deferred rent	-	8,079
Amount due to related parties	2,072,889	1,743,719
Total liabilities	2,130,421	1,766,969

Stockholder's Deficit
Share capital (par value MYR 1 [approximately $0.31] per share; 600,000 shares authorized, issued and outstanding as of March 31, 2018 and June 30, 2017, respectively)	183,652	183,652
Additional Paid in Capital	278,916	162,986
Retained earnings	(2,304,220)	(1,919,729)
Accumulated Other Comprehensive Income	(65,800)	114,943
Total Stockholder's Deficit	(1,907,452)	(1,458,148)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$222,969	$308,821

_______

*Derived from audited information

See accompanying notes to the unaudited condensed financial statements

F-2

SBS Mining Corp. Malaysia Sdn Bhd.

Condensed Statements of Operations and Comprehensive Loss

(Unaudited)

	Nine months ended
	March 31,
	2018	2017
Revenue	$-	$
Sales	51,017	15,448

Operating expenses
Professional fees	5	1,174
Depreciation	22,075	19,406
Other administrative expenses	297,498	285,312
Total operating expenses	319,578	305,892

Other expense
Interest expenses	(115,930)	(93,066)
Total other expense	(115,930)	(93,066)

Loss before taxation	(384,491)	(383,510)
Income taxes	-
Net loss	$(384,491)	$(383,510)

Comprehensive Income (Loss):
Effect of foreign currency translation	(180,743)	(6,135)
Comprehensive Loss	$(565,234)	$(389,645)

PRO FORMA INFORMATION (Unaudited)

Basic and Diluted Common Shares Outstanding	720,802,346	720,802,346

Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)

See accompanying notes to the unaudited condensed financial statements

F-3

SBS Mining Corp. Malaysia Sdn Bhd.

Statements of Cash Flows

(Unaudited)

	March 31,	March 31,
	2018	2017
CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss	(384,491)	(383,510)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation	22,075	19,406
Rent expenses contributed to additional paid in capital	-	1,349
Imputed interest contributed as additional paid in capital	115,930	93,066
Impairment of fixed assets	19,353	-
Change in assets and liabilities
Other receivable and deposits	44,522	(35,401)
Prepayment	(454)	-
Deferred rent	(8,079)	9,723
Accounts Payable and accrued liabilities	42,361	(14,507)
NET CASH USED IN OPERATING ACTIVITIES	(148,783)	(309,874)

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance to third party	(185,666)	-
Receipt of trading advance	186,372	-
Purchase of plant and equipment	-	(14,120)
NET CASH PROVDED BY (USED IN) INVESTING ACTIVITIES	706	(14,120)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances received from related parties	585,215	285,599
Repayments of related party advances	(256,045)	(36,386)
NET CASH PROVIDED BY FINANCING ACTIVITIES	329,170	249,213

Effects of changes in foreign exchange rate	(186,193)	79,727

NET CHANGE IN CASH	(5,100)	4,946
CASH AT BEGINNING OF PERIOD	9,852	14,052
CASH AT END OF PERIOD	4,752	18,998

See accompanying notes to the unaudited condensed financial statements

F-4

SBS Mining Corp. Malaysia Sdn Bhd.

NOTES TO THE FINANCIAL STATEMENTS

For the nine months ended March 31, 2018 and 2017

Note 1 – Organization and Summary of Significant Accounting Policies

SBS Mining Corp. Malaysia Sdn. Bhd., ("the Company") is a Malaysian corporation whose primary business is mining, exploration and trading of certain mineral ores and properties located in Malaysia.

The Company is a producer of metal ore and is focused on producing iron ore, bauxite and tin ore. Currently the Company is principally engaged in the prospecting of minerals and ultimately the mining of minerals upon successful exploration. During fiscal 2017 the Company commenced revenue generating operations as a result of its mineral trading business (See Note 3), which have resulted in initial revenues of $32,737 as at June 30, 2017 as a result of concluded shipments of 32,432 net tonnes of bauxite as well as $51,017 revenues for the nine months ended March 31, 2018. Essentially all of the Company's property, plant and equipment assets are held in Malaysia. The functional currency of the Company is the Malaysian Ringgit (MYR).

As of June 30, 2017, the Company was a wholly owned subsidiary of GMCI Corp (see below).

In July 2018, the Company was acquired by NAMI Corp (see Note 11).

Fiscal Year

The Company's fiscal year end is June 30.

Basis of Presentation

The unaudited interim condensed consolidated financial statements of the Company have been prepared in accordance with United States generally accepted accounting principles ("GAAP") for interim financial information and the rules and regulations of the Securities and Exchange Commission ("SEC"). They do not include all information and footnotes required by GAAP for complete financial statements. Except as disclosed herein, there have been no material changes in the information disclosed in the notes to the financial statements for the year ended June 30, 2017, included in this Form 8-K. The interim unaudited Condensed Consolidated financial statements should be read in conjunction with those audited financial statements. In the opinion of management, all adjustments considered necessary for fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the nine months ended March 31, 2018 are not necessarily indicative of the results that may be expected for the year ending June 30, 2018.

As noted above, as of March 31, 2018 and June 30, 2017, all of the issued and outstanding common shares of the Company were held by the Company’s parent, GMCI Corp. These financial statements are not consolidated with the Company’s parent but are presented independently and are considered “carve out” financial statements under accounting principles generally accepted in the United States as, subsequent to March 31, 2018 (see Note 11), the Company has been acquired by NAMI Corp. and therefore the separate presentation to show only the financial position and results of operations of the Company are presented.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from these estimates.

F-5

Revenue Recognition

Revenues are presented net of discounts. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

The Company applies judgment with respect to whether it can establish a selling price based on third party evidence. The Company does not have any product offerings that would be considered multiple deliverables; therefore the pricing model is determined based on competitor prices for similar product offerings, and/or contracts independently negotiated between the Company and purchasers.

To date, all of the revenue recognized by the Company has been derived from transactions with related parties (See Note 3). In addition, all of the revenue recognized with those related parties has been based on verbal conditions. To date the Company has not entered into a formal written agreement for its commissions earned on the trading of unwashed bauxite ore. The Company has determined that in recording its revenue through June 30, 2017, that the selling price and other conditions derived from its transactions with related parties were not fixed and determinable until those trading commissions were paid to the Company by its related party. Because of this, through March 31, 2018, the Company has recorded its trading commissions earned with Sincere Pacific Mining (M) Sdn. Bhd. ("Sincere") on the cash basis. In the future, should the Company enter into formal agreements, the recognition method may change.

Cash and Cash Equivalents

The company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At March 31, 2018 and June 30, 2017, cash includes cash on hand and cash in the bank. The Company operates in Malaysia where deposit insurance for deposits is provided up to MYR 250,000 (approximately US$58,425). From time to time the Company's account balances may exceed that limit.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Foreign Currencies

Functional and presentation currency - Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the entity operates (the 'functional currency'). The financial statements are presented in US Dollars, which is the Company's presentation currency. The functional currency of the Company's is the Malaysian Ringgit.

Transactions and balances - Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of operations.

F-6

Plant and equipment and depreciation

Plant and equipment are stated at cost less accumulated depreciation and impairment loss, if any. Depreciation is calculated on straight line basis to write off the cost of plant and equipment over their expected useful lives at the following annual rates:

Motor Vehicles	20%
Office equipment	33%
Tools and equipment	33%
Computer and software	33%
Leasehold improvements	Term of lease
Furniture and Fixture	33%

Mineral Properties

The Company is planning on being engaged in the business of the acquisition, exploration, development, mining, and production of mineral properties and or resources, with a current emphasis on granite (see Note 11) and previous emphasis on iron ore, bauxite and tin. Mineral claims and other property acquisition costs are capitalized as incurred. Such costs are carried as an asset of the Group until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations. Mineral exploration costs are expensed as incurred, and when it becomes apparent that a mineral property can be economically developed as a result of establishing proven or probable reserve, the exploration costs, along with mine development costs, are capitalized. The costs of acquiring mineral claims, capitalized exploration costs, and mine development costs are recognized for depletion and amortization purposes under the units-of-production method over the estimated life of the probable and proven reserves. If mineral properties, exploration, or mine development activities are subsequently abandoned or impaired, any capitalized costs are charged to operations in the current period.

Exploration expenditures

Exploration, acquisition (except for property purchase costs), and general and administrative costs related to exploration projects and prospecting activities are charged to expense as incurred. Exploration expenses in the nine months ended March 31, 2018 and 2017, are $nil and $nil (see Note 11).

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During the nine months ended March 31, 2018 there was no impairment of long-lived assets.

Segment Reporting

FASB ASC 820 "Segments Reporting" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. Our proposed future business segments are expected to span more than one geographical area. Specifically, the Company intends to generate revenue through mineral trading and exploration activities.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. This statement prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company recognizes interest and penalties related to unrecognized tax benefits or failure to comply with local tax legislation within the income tax expense line in the accompanying Statement of Operations and Comprehensive Loss. Accrued interest and penalties are included within the related tax liability line in the Balance Sheets.

F-7

Pro Forma Financial Information

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if the Company had merged with NAMI Corp. as of July 1, 2016 and has therefore presented a pro forma earnings per share based on the shares to be issued to the owner of the Company as consideration for the merger.

Recently issued accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 which was amended in August 2015 by Update No 2015-14: Revenue from Contracts with Customers. The standard outlines a five-step model for revenue recognition with the core principle being that a company should recognize revenue when it transfers control of goods or services to customers at an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. Companies can choose to apply the standard using either the full retrospective approach or a modified retrospective approach. Under the modified approach, financial statements will be prepared for the year of adoption using the new standard but prior periods presented will not be adjusted. Instead, companies will recognize a cumulative catch-up adjustment to the opening balance of retained earnings. This new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of March 31, 2018, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Under the JOBS Act, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

Note 2 – Going Concern

At March 31, 2018 and 2017, the Company reported a net loss of $384,491 and $383,510, respectively. In addition, as of March 31, 2018, the Company had a working capital deficit of approximately $2.1 million with cash on hand less than $10,000. The Company believes that its existing capital resources are not adequate to enable it to execute its business plan and as of the date of these financial statements and has no firm commitment for either additional debt or equity financing available to it in order to meet its current commitments. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The Company estimates that it will require additional cash resources during fiscal 2018 and beyond based on its current operating plan and condition. The Company expects cash flows from operating activities to improve, primarily as a result of an increase in revenue and a decrease in certain operating expenses, although there can be no assurance thereof. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.

Note 3 –Advance Payment on Mineral Trading – Related Party

As of June 30, 2017, a balance of $186,372 (MYR 800,000) remained collectible under the advances originally made in the year ended June 30, 2016. During the nine months ended March 31, 2018, the Company received two repayments of MYR 500,000 and MYR 300,000 respectively, which reduced the amounts of the advance not impaired during the fiscal year ended June 30, 2016 to nil as of March 31, 2018. Should the Company, in future periods, collect further amounts under the trading program from its original advance, those amounts will be shown as income in the financial statements of the Company.

During the nine months ended March 31, 2018 the Company earned revenue from its bauxite trading activities and concluded shipments for an additional 60,000 tonnes of gross washed bauxite (net dry weight of 49,006 tonnes) for net commissions of $51,017 converted at agreed rates of conversion to RM of between 4.2805 and 4.2895 for total proceeds of MYR210,005, after adjustment for certain offset required.

F-8

Note 4 – Plant and Equipment

	March 31, 2018	June 30, 2017
Cost
Motor Vehicles	$16,835	$96,404
Office equipment	10,321	14,642
Computers and software	13,436	10,178
Tools and equipment	549	494
Leasehold improvements	-	12,400
Furniture and Fixture	40,232	34,766
	$81,373	$168,884
Accumulated Depreciation	$(61,637)	$(113,170)
Plant and Equipment, Net	$19,736	$55,714

Depreciation for the nine months ended March 31, 2018 and 2017 was $22,075 and $19,406, respectively.

Note 5 – Prepaid expenses and deposits

	March 31, 2018	June 30, 2017

Prepayment	$454	$-
Sundry receivables	1,674	2,190
Deposits, including utility, security deposits	10,687	54,693
	$12,815	$56,883

Note 6 – Advances to Nami Corp

In the nine months ended March 31, 2018, the Company advanced approximately $186,000 (MYR 716,856) to NAMI Corp. (see Note 11). The advances were made without documentation, are due on demand and are non-interest bearing. No amounts were imputed for interest income in the nine months ended March 31, 2018, as they would be immaterial to these financial statements and because as of the date of issuance of these financial statements, those advances will further be eliminated upon the consolidation of the Company within the financial statements of NAMI Corp. in future filings. Because of this, the advances have been shown as a long-term asset in these financial statements.

Note 7 – Commitments and Contingencies

During the nine months ended March 31, 2018 and 2017 the Company expended a total of $138,469 (MYR 569,993) and $113,010 MYR (502,481) with respect to all of its leasing obligations. During the nine months ended March 31, 2018, the Company terminated all of its outstanding lease obligations.

F-9

From time to time the Company may be subject to proceedings, lawsuits, and other claims related to government agencies, operations, shareholders and contracts. The Company is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of accrual required, if any, for these contingencies is made after analysis of each matter. The required accrual, if any, may change in the future due to new developments in each matter or changes in settlement strategies. The Company does not believe that there are presently any such matters that will have a material adverse effect on its financial condition or results of operations.

Note 8 – Advances from Related Parties / Related Parties Transactions

(1) Advances from related parties:

	March 31, 2018	June 30, 2017

Advances from its Directors	$1,120,973	$1,086,254
Advances from related party	185,666	-
Advances from holding company	766,250	$657,465
Total	$2,072,889	$1,743,719

Directors of the Company have leased shared office space for corporate operations the cost of which is $350 (MYR 1,500 per quarter), the use of which is provided to the Company free of charge by our directors. We have recorded an amount of $nil and $1,349 as contributed capital during the nine months ended March 31, 2018 and 2017.

During the nine months ended March 31, 2018 and 2017, the Company was advanced a total of $585,215 and $285,599, respectively, by directors or entities with common directors to meet operational shortfalls. In addition during the nine months ended March 31, 2018 and 2017 related parties were repaid $256,045, and $36,386, respectively.

The Company has imputed interest at the rate of approximately 6.5% on the advances made to the Company in the amount of $115,930 during the nine months ended March 31, 2018, and has imputed interest at the rate of approximately 6.5% on the advances made to the Company in the amount of $93,066 during the nine months ended March 31, 2017.

Note 9 – Common Stock

Common Stock

The Company’s authorized capital consists of 600,000 shares of common stock with a par value of MYR 1 per share. All 600,000 shares of common stock of the Company are issued and held by GMCI Corp. as of March 31, 2018 and June 30, 2017.

Instruments Convertible into Common or Preferred Shares

As of March 31, 2018 and June 30, 2017, the Company had no instruments outstanding that were convertible into or exercisable into either common or preferred shares of the Company.

As noted in above (Note 1), as of March 31, 2018 and June 30, 2017, all of the issued and outstanding common shares of the Company were held by the Company’s parent, GMCI Corp. As such, as of March 31, 2018 and June 30, 2017 the Company’s financial presentation has not included any income tax benefit or liability as it would be attributed to GMCI Corp.

F-10

Note 10 – Sea Sand Mining Project

On August 29, 2017, JHW Holdings Sdn Bhd obtained approval in principle to mine on an area of 1,113 square kilometres outside the waters of the state of Terengganu, Malaysia, subject to certain terms and conditions therein, more particularly the preparation and submission of the environment impact assessment report and approval from the relevant authorities. On August 30, 2017, SBS entered into an operational contract with JHW, whereby SBS shall be given exclusive rights to operate mining and extraction activities on the designated area and manage all matters relating to the operations. SBS and JHW have a profit sharing ratio of 75% and 25%, respectively, based on the net profit for the year, as defined under the contract. JHW had on September 8, 2017, applied to its regulators for a revision of the mining area from 1,113 square kilometres to 383 square kilometres and approval of the revision of area was obtained on November 7, 2017.

Note 11 – Subsequent events

NAMI Corp. Acquisition

In July 2018, the Company was acquired by NAMI Corp. in a Securities Exchange Agreement completed with the Company’s prior parent, GMCI Corp. In exchange for the issuance of 720,802,346 common shares of NAMI Corp. to GMCI Corp., NAMI Corp. received the 600,000 common shares of the Company. Because NAMI Corp. is a public shell, as defined by the United States Securities and Exchange Commission, the transaction will not be accounted for as a business combination, but instead as a recapitalization of the Company into NAMI Corp.

Related Party Advances and Repayments

Subsequent to March 31, 2018, the Company was advanced a total of approximately $54,000 (MYR 214,521) by directors or entities with common directors to meet operational shortfalls. In addition, subsequent to March 31, 2018 related parties were repaid $0 (MYR 0).

F-11

SBS MINING CORP. MALAYSIA SDN BHD.

CONSOLIDATED FINANCIAL STATEMENTS AND REPORT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

June 30, 2017

F-12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholder of SBS Mining Corp. Malaysia Sdn. Bhd.

We have audited the accompanying balances sheets of SBS Mining Corp. Malaysia Sdn. Bhd as of June 30, 2017 and 2016, and the related statements of operations, comprehensive loss, stockholders’ deficit, and cash flows for each of the two years in the two year period ended June 30, 2017. SBS Mining Corp. Malaysia Sdn. Bhd’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SBS Mining Corp. Malaysia Sdn. Bhd. as of June 30, 2017 and 2016, and the results of its operations and its cash flows for the two years ended June 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has a net working capital deficiency. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois United states of America

July 5, 2018

F-13

SBS Mining Corp. Malaysia Sdn Bhd.

Balance Sheets

	June 30,	June 30,
	2017	2016
Current Assets
Cash and bank balances	$9,852	$14,052
Other receivables and deposits	56,883	7,001
Deposit on Mineral Property	186,372	-
Total current assets	253,107	21,053
Non-Current Assets
Plant and equipment	55,714	66,167
Deposit on Mineral Property	-	198,550
Total Assets	$308,821	$285,770

Current Liabilities
Other payables and accruals	$15,171	$18,855
Deferred rent	8,079	-
Amount due to related parties	1,743,719	1,369,615
Total liabilities	1,766,969	1,388,470

Stockholder’s Deficit
Share capital (par value MYR 1 [approximately $0.31] per share; 600,000 shares authorized, issued and outstanding as of June 30, 2017 and 2016, respectively)	183,652	183,652
Additional Paid in Capital	162,986	61,411
Retained earnings	(1,919,729)	(1,394,336)
Accumulated Other Comprehensive Income	114,943	46,573
Total Stockholder's Deficit	(1,458,148)	(1,102,700)

TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIT	$308,821	$285,770

See accompanying notes to the audited financial statements

F-14

SBS Mining Corp. Malaysia Sdn Bhd.

Statements of Operations and Comprehensive Loss

	Year ended
	June 30,
	2017	2016
Revenue	$	$
Sales	32,737	-

Operating expenses
Depreciation	41,219	33,130
Impairment	-	534,363
General and administrative expenses	416,736	185,806
Total operating expenses	457,955	753,299

Loss from operations	(425,218)	(753,299)

Other expense
Interest expenses	(100,175)	(59,956)
Total other expense	(100,175)	(59,956)

Loss before taxation	(525,393)	(813,255)
Income taxes	-	-
Net loss	$(525,393)	$(813,255)

Comprehensive Income (Loss):
Effect of foreign currency translation	68,370	4,223
Comprehensive Loss	$(457,023)	$(809,032)

PRO FORMA INFORMATION (Unaudited)

Basic and Diluted Loss per Common Share	$(0.00)	$(0.00)

Basic and Diluted Weighted Average Common Shares Outstanding	720,802,346	720,802,346

See accompanying notes to the audited financial statements

F-15

SBS Mining Corp. Malaysia Sdn Bhd.

Statements of Changes in Stockholder’s Deficit

			Additional		Accumulated Other	Total
	Common Stock		Paid-In	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Capital	Deficit	Income	Deficit

Balance June 30, 2015	600,000	$183,652	$1	$(581,081)	$42,350	$(355,078)

Imputed interest - SBS			59,956			59,956
Imputed rent			1,454			1,454
Foreign currency translation adjustment					4,223	4,223
Net Loss				(813,255)		(813,255)
Balance - June 30, 2016	600,000	183,652	61,411	(1,394,336)	46,573	(1,102,700)

Imputed interest - SBS			100,175			100,175
Imputed rent			1,400			1,400
Foreign currency translation adjustment					68,370	68,370
Net Loss				(525,393)		(525,393)
	600,000	$183,652	$162,986	$(1,919,729)	$114,943	$(1,458,148)

See accompanying notes to the audited financial statements

F-16

SBS Mining Corp. Malaysia Sdn Bhd.

Statements of Cash Flows

	Fiscal Year Ended June 30,
	2017	2016

CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss	$(525,391)	$(813,255)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation	41,219	33,130
Rent expenses contributed to additional paid in capital	1,400	1,454
Imputed interest contributed as additional paid in capital	100,175	59,956
Impairment of uncollected other receivable	-	534,363
Expenses paid directly by related party	159,386	-
Changes in operating assets and liabilities:
Other receivable and deposits	926	(1,590)
Accounts payable and accrued liabilities	(2,532)	7,723
Deferred rent expenses	8,091	-
NET CASH USED IN OPERATING ACTIVITIES	(216,726)	(178,219)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in mineral trading, related party	-	(614,226)
Plant and equipment	(34,814)	(27,739)
NET CASH USED IN INVESTING ACTIVITIES	(34,814)	(641,965)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advances, related parties, mineral trading	-	614,226
Advances, related parties, operating expenses	893,748	226,035
Repayments of related party advances	(637,915)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	255,833	840,261

Effects of changes in foreign exchange rate	(8,493)	(10,969)

NET CHANGE IN CASH	(4,200)	9,108
CASH AT BEGINNING OF PERIOD	14,052	4,944
CASH AT END OF PERIOD	$9,852	$14,052

Cash Paid during the year for:
Interest	-	$-
Income Taxes	-	$-

Supplemental Non-Cash Information
Landlord deposits funded directly by related party	$51,317	$-

See accompanying notes to the audited financial statements

F-17

SBS Mining Corp. Malaysia Sdn Bhd.

NOTES TO THE FINANCIAL STATEMENTS

June 30, 2017 and 2016

Note 1 – Organization and Summary of Significant Accounting Policies

SBS Mining Corp. Malaysia Sdn. Bhd., ("the Company") is a Malaysian corporation whose primary business is mining, exploration and trading of certain mineral ores and properties located in Malaysia.

The Company is a producer of metal ore and is focused on producing iron ore, bauxite and tin ore. Currently the Company is principally engaged in the prospecting of minerals and ultimately the mining of minerals upon successful exploration. During fiscal 2017 the Company commenced revenue generating operations as a result of its mineral trading business (See Note 3), which have resulted in initial revenues of $32,737 as at June 30, 2017 as a result of concluded shipments of 32,432 net tonnes of bauxite. Essentially all of the Company's property, plant and equipment assets are held in Malaysia. The functional currency of the Company is the Malaysian Ringgit (MYR).

As of June 30, 2017, the Company was a wholly owned subsidiary of GMCI Corp (see below).

In July 2018, the Company was acquired by NAMI Corp (see Note 11).

Fiscal Year

The Company's fiscal year end is June 30.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP") and are presented in U.S. dollars.

As noted above, as of June 30, 2017 and 2016, all of the issued and outstanding common shares of the Company were held by the Company’s parent, GMCI Corp. These financial statements are not consolidated with the Company’s parent but are presented independently and are considered “carve out” financial statements under accounting principles generally accepted in the United States as, subsequent to June 30, 2017 (see Note ), the Company has been acquired by NAMI Corp. and therefore the separate presentation to show only the financial position and results of operations of the Company are presented.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from these estimates.

Revenue Recognition

Revenues are presented net of discounts. In general, the Company recognizes revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered to the customer, (iii) the fee is fixed or determinable, and (iv) collectability is reasonably assured.

The Company applies judgment with respect to whether it can establish a selling price based on third party evidence. The Company does not have any product offerings that would be considered multiple deliverables; therefore the pricing model is determined based on competitor prices for similar product offerings, and/or contracts independently negotiated between the Company and purchasers.

To date, all of the revenue recognized by the Company has been derived from transactions with related parties (See Note 3). In addition, all of the revenue recognized with those related parties has been based on verbal conditions. To date the Company has not entered into a formal written agreement for its commissions earned on the trading of unwashed bauxite ore. The Company has determined that in recording its revenue through June 30, 2017, that the selling price and other conditions derived from its transactions with related parties were not fixed and determinable until those trading commissions were paid to the Company by its related party. Because of this, through June 30, 2017, the Company has recorded its trading commissions earned with Sincere Pacific Mining (M) Sdn. Bhd. ("Sincere") on the cash basis. In the future, should the Company enter into formal agreements, the recognition method may change.

F-18

Cash and Cash Equivalents

The company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. At June 30, 2017 and June 30, 2016, cash includes cash on hand and cash in the bank. The Company operates in Malaysia where deposit insurance for deposits is provided up to MYR 250,000 (approximately US$58,425). From time to time the Company's account balances may exceed that limit.

Fair Value of Financial Instruments

The carrying value of financial instruments including cash and cash equivalents, receivables, prepaid expenses, accounts payable and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Foreign Currencies

Functional and presentation currency - Items included in the financial statements of the Company are measured using the currency of the primary economic environment in which the entity operates (the 'functional currency'). The financial statements are presented in US Dollars, which is the Company's presentation currency. The functional currency of the Company's is the Malaysian Ringgit.

Transactions and balances - Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in the statement of operations.

Plant and equipment and depreciation

Plant and equipment are stated at cost less accumulated depreciation and impairment loss, if any. Depreciation is calculated on straight line basis to write off the cost of plant and equipment over their expected useful lives at the following annual rates:

Motor Vehicles	20%
Office equipment	33%
Tools and equipment	33%
Computer and software	33%
Leasehold improvements	Term of lease
Furniture and Fixture	33%

Mineral Properties

The Company is planning on being engaged in the business of the acquisition, exploration, development, mining, and production of mineral properties and or resources, with a current emphasis on granite (see Note 11) and previous emphasis on iron ore, bauxite and tin. Mineral claims and other property acquisition costs are capitalized as incurred. Such costs are carried as an asset of the Group until it becomes apparent through exploration activities that the cost of such properties will not be realized through mining operations. Mineral exploration costs are expensed as incurred, and when it becomes apparent that a mineral property can be economically developed as a result of establishing proven or probable reserve, the exploration costs, along with mine development costs, are capitalized. The costs of acquiring mineral claims, capitalized exploration costs, and mine development costs are recognized for depletion and amortization purposes under the units-of-production method over the estimated life of the probable and proven reserves. If mineral properties, exploration, or mine development activities are subsequently abandoned or impaired, any capitalized costs are charged to operations in the current period.

Exploration expenditures

Exploration, acquisition (except for property purchase costs), and general and administrative costs related to exploration projects and prospecting activities are charged to expense as incurred. Exploration expenses in the fiscal year ended June 30, 2017 and 2016, $nil and $110 (see Note 11).

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable through the estimated undiscounted cash flows expected to result from the use and eventual disposition of the assets. Whenever any such impairment exists, an impairment loss will be recognized for the amount by which the carrying value exceeds the fair value. During the fiscal year ended June 30, 2017 and 2016, there was no impairment of long-lived assets.

F-19

Segment Reporting

FASB ASC 820 "Segments Reporting" establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organization structure as well as information about geographical areas, business segments and major customers in financial statements. Our proposed future business segments are expected to span more than one geographical area. Specifically, the Company intends to generate revenue through mineral trading and exploration activities.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. This statement prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company recognizes interest and penalties related to unrecognized tax benefits or failure to comply with local tax legislation within the income tax expense line in the accompanying Statement of Operations and Comprehensive Loss. Accrued interest and penalties are included within the related tax liability line in the Balance Sheets.

Loss Per Share

The Company follows the provisions of ASC Topic 260, Earnings per Share. Basic net loss per share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Basic and diluted losses per share are the same as all potentially dilutive securities are anti-dilutive.

Basic earnings per share is computed by dividing net income available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock or conversion of notes into shares of the company's common stock that could increase the number of shares outstanding and lower the earnings per share of the company's common stock. This calculation is not done for periods in a loss position as this would be antidilutive. As of the fiscal year ended June 30, 2017 and 2016, there were no stock options or stock awards, or other convertible securities that would have been included in the computation of diluted earnings per share that could potentially dilute basic earnings per share in the future.

Pro Forma Financial Information

Pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 “Pro Forma Financial Statements and Earnings per Share” (“SAB 1B.2”), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if the Company had merged with NAMI Corp. as of July 1, 2015 and has therefore presented a pro forma earnings per share based on the shares to be issued to the owner of the Company as consideration for the merger.

Recently issued accounting pronouncements

In May 2014, the FASB issued Accounting Standards Update No. 2014-09 which was amended in August 2015 by Update No 2015-14: Revenue from Contracts with Customers. The standard outlines a five-step model for revenue recognition with the core principle being that a company should recognize revenue when it transfers control of goods or services to customers at an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services. Companies can choose to apply the standard using either the full retrospective approach or a modified retrospective approach. Under the modified approach, financial statements will be prepared for the year of adoption using the new standard but prior periods presented will not be adjusted. Instead, companies will recognize a cumulative catch-up adjustment to the opening balance of retained earnings. This new guidance is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of June 30, 2017 and 2016, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

Under the JOBS Act, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of this extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to financial statements of companies that comply with public company effective dates.

F-20

Note 2 – Going Concern

At June 30, 2017 and June 30, 2016, the Company reported a net loss of $525,393 and $813,255, respectively. In addition, as of June 30, 2017, the Company had a working capital deficit of approximately $1.5 million with cash on hand less than $10,000. The Company believes that its existing capital resources are not adequate to enable it to execute its business plan and as of the date of these financial statements and has no firm commitment for either additional debt or equity financing available to it in order to meet its current commitments. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The Company estimates that it will require additional cash resources during fiscal 2018 and beyond based on its current operating plan and condition. The Company expects cash flows from operating activities to improve, primarily as a result of an increase in revenue and a decrease in certain operating expenses, although there can be no assurance thereof. The accompanying financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amount and classification of liabilities that might result from this uncertainty.

Note 3 –Advance Payment on Mineral Trading – Related Party

During the fiscal year ended June 30, 2016, the Company advanced $614,226 (MYR 2,574,000) to Sincere (see Note 8), a related party corporation by virtue of directors in common, for the purpose of commencing bauxite trading and financing activities.

During the fiscal year ended June 30, 2016, the Company and Sincere have verbally agreed to work in partnership to acquire and arrange transport for stockpiled bauxite shipments from Malaysia to Mainland China. Services required for the loading, processing and transport of bauxite from mine sites to the port will be provided by the Company and Sincere directly. As at June 30, 2016 the Company has advanced funds to Sincere for the purpose of securing mineral resources for shipment. Sincere has agreed to manage all labor, processing, transport and export of the ore until such time as the parties have concluded a total of seven (7) shipments.

Funds advanced by the Company will be used for the continuing purchase of minerals for transport over the course of several planned shipments. The Company does not intend to take physical possession of the minerals at any time. It has been agreed between the parties that the Company shall receive a commission based on gross washed bauxite tonnage of up to 20,000 tonnes per shipment. Thereafter, if successful, the two parties will enter a formal agreement with respect to further shipments under newly negotiated terms. The Company does not expect the initial advances made to Sincere to be returned until several shipments of ore have been completed. As at June 30, 2016 the Company has partially impaired the advance payment in the original amount $614,226 by $413,179, net amounts payable by the Company to Sincere, due to the uncertainty around the timing of collectability of the amounts advanced remaining outstanding. A balance of $186,372 (MYR 800,000) and $198,550 (MYR 800,000) remains collectible on the Company's balance sheets as of June 30, 2017, and 2016, respectively (see Note 11).

It is anticipated that the sales price obtained by Sincere for unwashed bauxite will total gross US$24.50 to US$26.00 per dry, delivered metric tonne, free on board stowed and trimmed, subject to certain penalties or bonus based on the percentage of certain mineral compounds present, primarily aluminum oxide and silicon dioxide. Sincere will issue payment to SBS upon successful conclusion of shipments, at an agreed $1 USD per delivered dry tonne, net any applicable fees such as storage. It is anticipated that the Company will continue to conduct its bauxite trading activities under these verbal terms of agreement until such time as deposits advanced to commence trading operations are recovered, as well as income from the shipments. The parties intend to formalize a written agreement for future mineral trading activities following successful conclusion of approximately seven (7) shipments whereby the Company will receive commissions on up to 140,000 gross tonnes.

During the fiscal year ended June 30, 2017 the Company earned revenue from its bauxite trading activities and concluded shipments for a total of 40,000 tonnes of gross washed bauxite (net dry weight of 32,432 tonnes) for net commissions of US$32,737 converted at an agreed fixed rate of conversion to MYR of 4.4 for total proceeds of MYR 140,301.

F-21

Note 4 – Plant and Equipment

	June 30, 2017	June 30, 2016
Cost
Motor Vehicles	$96,404	$102,703
Office equipment	14,642	13,944
Computers and software	10,178	6,231
Tools and equipment	494	526
Leasehold improvements	12,400	13,652
Furniture and Fixture	34,766	5,833
	$168,884	$142,889
Accumulated Depreciation	$(113,170)	$(76,722)
Plant and Equipment, Net	$55,714	$66,167

Depreciation for the fiscal year ended June 30, 2017 and 2016 was $41,219 and $33,130, respectively.

Note 5 – Prepaid expenses and deposits

	June 30, 2017	June 30, 2016

Sundry receivables	$2,190	$3,328
Deposits, including utility, security deposits	54,693	3,673
Recoverable deposit from third party (*)	-	-
	$56,883	$7,001

_____________

•

On July 21, 2014 the Company advanced USD$157,134 (MYR 500,000) to Hin Tatt Marketing SB ("Hin Tatt")of Kuantan, Pahang, Malaysia. There were no formal written terms in relation to the advance to Hin Tatt however, the funds were advanced in relation to a proposed mineral transaction. On June 30, 2016, Hin Tatt Marketing assigned the receivable to LS Jaya Mining Sdn Bhd. ("LS Jaya")During the fiscal year ended June 30, 2016, the Company requested a written confirmation as part of its audit protocol in relation to the outstanding debt, however no confirmation was provided. As a result, management has determined to fully impair the original receivable, totaling USD$121,183 (MYR 500,000) as at June 30, 2016, due to the fact that it has not yet been recovered from LS Jaya. Though collectability may be secured in the future, there is no immediate guarantee of recovery at the present time.

Note 6 – Mineral Licenses

On January 6, 2014, the Company entered into two agreements with unrelated third parties, YM Tengku Dato' Kalsom Ibni Al-Marhum Sultan Abu Bakar and YM Tengku Dato' Norazahan Ibni Al-Marhum Sultan Abu Bakar where under the Company was granted in consideration of all work and fees payable on the underlying lands a power of attorney granting a license to prospect, extract and monetize iron ore on the following two (2) properties:

NO	Mining Land	Mining Area (Hectares)
1	Sungai Bekil, Mukim Of Batu Talam, State Of Pahang Darul Makmur, Malaysia	50
2	Sungai Semeriang, Mukim Of Batu Talam, State Of Pahang Darul Makmur, Malaysia	50

The total mining area measures approximately 100 hectares (247 Acres). Under the terms of the agreements the Company may extract and sell the iron ore subject to the payment of 5% royalties, tributes, and all such other fees and expenses as may be assessed. Concurrently with the aforementioned agreements the Company and each of the respective parties entered into an exclusive operating agreement the terms of which set out terms and conditions for the mining operation including the annual costs of the mineral license, rents and other fees over the two-year term of the mineral license, totaling US$7,222 (MYR 31,000) per mining area.

The license expired on January 6, 2016 and the Company does not intend to pursue renewal of the license at this time due to the reduced market price for iron ore.

F-22

Note 7 – Commitments and Contingencies

(1) Office lease 1

On July 10, 2015, the Company entered into a two-year lease commencing August 1, 2015 for office premises in Lorong 3/137C, Off Jalan Klang Lama, 58000 Kuala Lumpur. Under the terms of the lease the Company will pay monthly rent of $606 USD at current exchange rate (MYR 2,600) and shall be responsible for all monthly utilities. The Company has paid a deposit of two months' rent and a deposit for utilities with a cumulative total of $1,823 USD (MYR 7,800). The annual lease commitment, exclusive of utilities is noted below:

Fiscal 2018 - US$606 (MYR 2,600)

(2) Office lease 2

On July 25, 2016 and September 15, 2016 respectively the Company entered into lease agreements for two individual corporate offices at Tower 1, Avenue 3, The Horizon, Bangsar South City, Kuala Lumpur, Malaysia 59200. The leased premises occupy a total of 5,652 square feet on level 1 and 5,773 square feet on level 5, and each allowed for one month free rent in order to renovate and occupy the space.

Under the terms of the lease(s) the Company will pay monthly rent of $7,242 USD (MYR 31,086) for Level 1 and $7,397 USD (MYR 31,752) for Level 5, and shall be responsible for all monthly utilities. The Company has recorded deferred rent for each of the Level 1 and Level 5 leases in the amount of one month's rent respectively for each of the leases in order to account for the free month of occupancy included in the terms of the lease. Deferred rent is being amortized over the term of the leases. Security deposits of two months' rent for Level 1 and Level 5 totaling $43,917 USD (MYR 188,513), and a deposit for utilities with a cumulative total of $7,320 USD (MYR 31,419) were remitted by a related party. The annual lease commitments, exclusive of utilities is noted as: Fiscal 2018 - US$175,670 (MYR 754,056).

During the fiscal year ended June 30, 2017 and 2016 the Company expended a total of $170,558 (MYR 730,963) and $21,071 (MYR 86,938) with respect to all of its leasing obligations. The Company has passed on recording deferred rent for the built-in inflation contained within the lease as it has been determined to be immaterial.

From time to time the Company may be subject to proceedings, lawsuits, and other claims related to government agencies, operations, shareholders and contracts. The Company is required to assess the likelihood of any adverse judgments or outcomes to these matters as well as potential ranges of probable losses. A determination of the amount of accrual required, if any, for these contingencies is made after analysis of each matter. The required accrual, if any, may change in the future due to new developments in each matter or changes in settlement strategies. The Company does not believe that there are presently any such matters that will have a material adverse effect on its financial condition or results of operations.

Note 8 – Advances from Related Parties / Related Parties Transactions

(3) Advances from related parties:

	June 30, 2017	June 30, 2016

Advances from its Directors	$1,086,254	$776,886
Advances from holding company	657,465	$592,729
Total	$1,743,719	$1,369,615

Directors of the Company have leased shared office space for corporate operations the cost of which is $350 (MYR 1,500 per quarter), the use of which is provided to the Company free of charge by our directors. We have recorded an amount of $1,400 and $1,454 as contributed capital during the fiscal year ended June 30, 2017 and 2016.

During the fiscal year ended June 30, 2016, the Company was advanced $614,226 by entities with common directors with the Company or by directors, which funds were used to advance to another related entity for the purpose of setting up a trading operation in the sale and transport of bauxite ore to entities in mainland China (see Note 3). The advances from the related entities were non-interest bearing, unsecured and not evidenced by a note. Further during the fiscal year ended June 30, 2017 and 2016, the Company was advanced a total of $893,748 and $226,035, respectively, by directors or entities with common directors to meet operational shortfalls. In addition during the year ended June 30, 2017, related parties were repaid $637,915.

The Company has imputed interest at the rate of 6.48% on the advances made to the Company in the amount of $100,175 during the fiscal year ended June 30, 2017, and has imputed interest at the rate of 6.65% on the advances made to the Company in the amount of $59,956 during the fiscal year ended June 30, 2016.

F-23

Note 9 – Common Stock

Common Stock

The Company’s authorized capital consists of 600,000 shares of common stock with a par value of MYR 1 per share. All 600,000 shares of common stock of the Company are issued and held by GMCI Corp. as of June 30, 2017 and 2016.

Instruments Convertible into Common or Preferred Shares

As of June 30, 2017, and 2016, the Company had no instruments outstanding that were convertible into or exercisable into either common or preferred shares of the Company.

Note 10 – Income Taxes

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During 2017 and 2016, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $897,000 and $509,000 at June 30, 2017 and 2016 respectively, and will begin to expire in the year 2034.

Deferred tax assets were made up of the following items as of June 30:

	2017	2016

Impairment of related party receivables	106,000	113,000
Depreciation of Property, Plant and Equipment	5,200	2,600
Impairment of mining expenditures	20,000	21,700
Net operating loss carryforwards	215,000	122,200

Total long-term deferred tax asset	346,200	259,500
Valuation Allowance	(346,200)	(259,500)

Total Net Deferred Tax Assets	-	-

The difference from the reported income tax benefit to that expected from the loss from operations computed using the Malay statutory federal income tax rate of 24% is as follows for June 30:

	2017	2016

Expected income tax benefit	(126,000)	(195,000)
Permanent timing differences	25,000	15,000
Valuation allowance	101,000	180,000

Reported income tax expense (benefit)	-	-

F-24

Note 11 – Subsequent events

Subsequent to June 30, 2017 the Company earned revenue from its bauxite trading activities (see Note 3 above), and concluded shipments for an additional 60,000 tonnes of gross washed bauxite (net dry weight of 49,006 tonnes) for net commissions of $49,006 converted at agreed rates of conversion to RM of between 4.2805 and 4.2895 for total proceeds of MYR210,005. As of the date of filing of these financial statements no further shipments have been completed however, tonnage is currently available and awaiting shipment.

Subsequent to the year ended June 30, 2017 the Company received a total of $186,372 (MYR 800,000) from Sincere to offset advances made in prior periods to commence the Company's mineral trading business. The funds received were used to repay prior period advances to the Company from the Company's sole director.

Subsequent to June 30, 2017, the Company has received advances of approximately $33,000 (MYR 138,307) from a director of the Company in order to fund shortfalls in operational activities.

Subsequent to June 30, 2017, the Company has received advances totaling approximately $220,000 (MYR 910,677) from NAMI Corp. and those funds have been used to hire professional to perform an environmental impact statement and the retention of other professionals to assist the Company in a potential future property acquisition described below under Contract for Sea Sand Mining.

Contract for Sea Sand Mining

On 29 Aug 2017, JHW Holdings Sdn Bhd obtained approval in principle to mine on an area of 1,113 square kilometres outside the waters of the state of Terengganu, Malaysia, subject to certain terms and conditions therein, more particularly the preparation and submission of the environment impact assessment report and approval from the relevant authorities. On August 30, 2017, SBS entered into an operational contract with JHW, whereby SBS shall be given exclusive rights to operate mining and extraction activities on the designated area and manage all matters relating to the operations. SBS and JHW are having a profit sharing ratio of 75% and 25%, respectively, based on the net profit for the year, as defined under the contract. JHW had on September 8, 2017, applied to its regulators for a revision of the mining area from 1,113 square kilometres to 383 square kilometres and approval of the revision of area was obtained on November 7, 2017.

NAMI Corp. Acquisition

In July 2018, the Company was acquired by NAMI Corp. in a Securities Exchange Agreement completed with the Company’s prior parent, GMCI Corp. In exchange for the issuance of 720,802,346 common shares of NAMI Corp. to GMCI Corp., NAMI Corp. received the 600,000 common shares of the Company. Because NAMI Corp. is a public shell, as defined by the United States Securities and Exchange Commission, the transaction will not be accounted for as a business combination, but instead as a recapitalization of the Company into NAMI Corp.

F-25